UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2022

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On April 6, 2022, a putative class action complaint was filed in the Delaware Court of Chancery by Cindy Xu, a stockholder, against Cloudflare, Inc. (the “Company”) and its current directors (the “Action”). The complaint alleged breaches of fiduciary duty against the defendants based on (a) alleged disclosure deficiencies in the preliminary proxy statement (filed by the Company on March 29, 2022) in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on June 2, 2022 (the “2022 Stockholder Meeting”), (b) an alleged concern that the definition of the participants in the majority-of-the-disinterested stockholders vote at the 2022 Stockholder Meeting to approve the issuance of stock options to purchase the Company’s Class A common stock granted to the Company’s co-founders Matthew Prince and Michelle Zatlyn (the “Performance Awards”) included certain stockholders that plaintiff alleged were interested in such vote, and (c) certain allegedly coercive aspects of the stockholder vote on the Performance Awards. The complaint sought various remedies, including a preliminary injunction seeking to enjoin the vote to approve the Performance Awards at the 2022 Stockholder Meeting.

After the complaint was filed, the Company determined to take certain corrective actions to moot the allegations in the complaint and, specifically, to (i) supplement the disclosures in the Company’s definitive proxy statement filed by the Company on April 21, 2022, and (ii) undertake certain amendments to the Performance Awards and other awards issued to non-founder executives to revise the definition of the participants in the majority-of-the-disinterested stockholders vote applicable to the Performance Awards to exclude certain allegedly interested stockholders and to remove the allegedly coercive aspects of the vote. Also on April 21, 2022, plaintiff withdrew the motion for a preliminary injunction and voluntarily dismissed the Action, reserving the right for plaintiff’s counsel to apply for an award of attorneys’ fees and reimbursement of expenses.

On April 25, 2022, the Court of Chancery entered a stipulated order pursuant to which plaintiff voluntarily dismissed the Action with prejudice as to herself only, but without prejudice as to any other putative class member. The Court of Chancery retained jurisdiction solely for the purpose of deciding the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the corrective actions.

The Company subsequently agreed to pay $1,600,000 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Action. On May 18, 2022, the Court of Chancery entered an order formally closing the Action and providing for the payment of the attorneys’ fees and expenses amount. The Court of Chancery has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: May 25, 2022	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary